UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2017

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-38287	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street 50th Floor San Francisco, California 94104 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (415) 315-3620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The information set forth under the headings “New Advisory Agreement and Incremental Advisory Fee Enhancements” and “New Administrative Services Agreement” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement

The information set forth under the headings “New Advisory Agreement and Incremental Advisory Fee Enhancements” and “New Administrative Services Agreement” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The information set forth under the heading “Executive Officers” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under the headings “New Charter” and “New Bylaws” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On each of November 13, 2017 and November 14, 2017, Corporate Capital Trust, Inc. (the “Company”) issued a press release announcing certain of the matters described herein. The press releases are furnished herewith as Exhibits 99.1 and 99.2, respectively.

The information in Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

NYSE Listing

On November 14, 2017, shares of the Company’s common stock commenced trading on the New York Stock Exchange with the ticker symbol “CCT” (the “Listing”).

KKR Credit and CFA Transaction

On November 14, 2017, KKR Credit Advisors (US) LLC (“KKR Credit”) and CNL Fund Advisors Company (“CFA”) completed their previously announced transaction pursuant to which KKR Credit acquired certain of CFA’s assets primarily used in its role as investment advisor to the Company (the “KKR Credit and CFA Transaction”).

New Advisory Agreement and Incremental Advisory Fee Enhancements

On November 14, 2017, the Company’s new investment advisory agreement (the “New Advisory Agreement”) with KKR Credit became effective concurrently with the Listing. The New Advisory Agreement was approved by the Company’s shareholders on August 3, 2017 at the annual meeting of shareholders (the “2017 Annual Meeting”). A description of the New Advisory Agreement is set forth in Proposal 3 in the Company’s definitive proxy statement for the 2017 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2017 (the “Proxy Statement”) and is incorporated herein by reference. The description of the New Advisory Agreement is a summary only and is qualified in its entirety by reference to the text of the New Advisory Agreement which is filed as Exhibit 10.1 and is incorporated herein by reference.

In addition to the reduction of the management fee to an annual rate of 1.50% of the Company’s average gross assets (instead of 2.00% as set forth in the prior investment advisory agreement), which occurred upon effectiveness of the New Advisory Agreement concurrently with the Listing, KKR Credit agreed to certain waivers which may further reduce the amount of the investment advisory fees that are payable by the Company under the New Advisory Agreement.

Specifically, KKR Credit agreed to irrevocably waive subordinated incentive fees that would otherwise be payable under the New Advisory Agreement up to the amount that would cause the total subordinated fees paid in any calendar quarter (or partial calendar quarter for which the subordinated incentive fee is required to be calculated) to not exceed the amount that would be payable if the following revised definitions had applied in such period: (a) “look back period” as defined on or after December 31, 2017 to be the most recently completed quarter and the 11 preceding calendar quarters and (b) “cumulative net increase in net assets resulting from operations” as defined to remove the addition of management fees paid following the Listing.

The waiver will remain in place during the period beginning on the Listing and ending on the earlier of (a) the initial convening of the 2018 annual meeting of the Company’s shareholders at which the Company’s shareholders will be asked to approve the changes to the definitions described above in the New Advisory Agreement and (b) December 31, 2018.

In connection with the Listing and the closing of the KKR Credit and CFA Transaction, each of the existing investment advisory agreement between the Company and CFA and the existing sub-advisory agreement among the Company, KKR Credit and CFA was terminated.

New Administrative Services Agreement

On November 14, 2017, the Company’s new administrative services agreement (the “New Administrative Services Agreement”) with KKR Credit became effective concurrently with the Listing. A description of the New Administrative Services Agreement is set forth in Proposal 3 in the Proxy Statement and is incorporated herein by reference. The description of the New Administrative Services Agreement is a summary only and is qualified in its entirety by reference to the text of the New Administrative Services Agreement which is filed as Exhibit 10.2 and is incorporated herein by reference.

In connection with the Listing and the closing of the KKR Credit and CFA Transaction, the existing administrative services agreement between the Company and CFA was terminated.

New Charter

On November 14, 2017, the Company’s Third Amended and Restated Articles of Incorporation (the “New Charter”) became effective concurrently with the Listing. A summary of certain provisions of the New Charter is set forth in the Company’s Form 8-A, filed with the SEC on November 9, 2017 (the “Form 8-A”) and is incorporated herein by reference. A description of the New Charter is also set forth in Proposal 4 in Proxy Statement and is incorporated herein by reference. However, Proposals 4E and 4F described therein were not implemented.

The description of the New Charter is a summary only and is qualified in its entirety by reference to the text of the New Charter which is filed as Exhibit 3.1 and is incorporated herein by reference.

New Bylaws

On November 14, 2017, the Company’s Third Amended and Restated Bylaws (the “New Bylaws”) became effective concurrently with the Listing. A summary of certain provisions of the New Bylaws is set forth in the Form 8-A. In addition, below is a summary of the material changes reflected in the New Bylaws. Specifically, the New Bylaws:

●	Increase the percentage of shares required to cause the Company to call a special meeting of shareholders from 10% of all votes entitled to be cast to a majority of all votes entitled to be cast;

●	Decrease the percentage of shares required to constitute a quorum at a shareholder meeting from a majority of all votes entitled to be cast at such meeting to one-third of all votes entitled to be cast at such meeting;

●	Provide that only the chairman of a meeting of shareholders, and not shareholders, shall have the power to adjourn a meeting when a quorum has not been established;

●	Provide that, in an uncontested election, a nominee for director is to be elected by receiving the affirmative vote of a majority of the total votes cast for and against such nominee instead of a plurality;

●	Provide that directors may be elected by a plurality of votes cast at a meeting of shareholders for which the secretary of the Company receives notice that a shareholder has nominated an individual for election in compliance with the requirements set forth in the New Bylaws and that the nomination is not withdrawn, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting;

●	Require that a shareholder deliver notice of nominations or other business proposed by such shareholder further in advance of the meeting of shareholders at which such nomination or business is to be considered;

●	Require additional information to be set forth in a shareholder’s notice proposing nominations or other business to be considered at a meeting of shareholders;

●	Require that shareholder notice for nominations be accompanied by a certificate executed by the proposed nominee director; and

●	Provide that certain Maryland courts be the exclusive forum for certain litigation involving the Company.

The description of the New Bylaws is a summary only and is qualified in its entirety by reference to the text of the New Bylaws which is filed as Exhibit 3.2 and is incorporated herein by reference.

Listing-Related Tender Offer

On November 14, 2017, the Company commenced a tender offer (the “Listing-Related Tender Offer”), pursuant to which the Company’s shareholders will be permitted to tender their shares of common stock to the Company for cash. The Company is offering to purchase up to $185 million in value of its shares of common stock in the Listing-Related Tender Offer at a price per share equal to $20.01, which is equal to the net asset value per share as of September 30, 2017 (as adjusted for the previously announced 1-for-2.25 reverse split of shares of the Company’s common stock completed on October 31, 2017). The terms of the Listing-Related Tender Offer are being made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Offer Materials”). The Company currently expects that the Listing-Related Tender Offer will expire at 5:00 p.m., New York City time, on December 12, 2017. There can be no assurance that the Listing-Related Tender Offer will be completed within the expected timeframe or at all.

Planned Purchase of Shares by KKR Credit and Affiliates

As previously announced, KKR Credit has informed the Company that it and certain members of the Company’s management and members of management of KKR Credit are considering purchasing, following the completion of the Listing-Related Tender Offer, at least $50 million in shares of common stock in the aggregate in open-market transactions (which may include purchases pursuant to 10b5-1 plans), subject to restrictions under applicable law. There can be no assurance that KKR Credit or any members of the Company’s or KKR Credit’s management will purchase any such shares.

Regular and Special Distributions

As previously announced, following the Listing, the Company currently expects that cash distributions will be declared and paid to shareholders of record on a quarterly instead of on a monthly basis. Accordingly, no distribution will be declared or paid in November 2017. However, the board of directors of the Company (the “Board”) has declared a regular quarterly cash distribution in the amount of $0.26813 per share, which will be paid on January 15, 2018 to shareholders of record as of December 29, 2017. Such distribution is equal to the regular monthly cash distributions that shareholders would have otherwise received in respect of November and December 2017.

In addition, the Board has declared a special cash distribution in the amount of $0.10125 per share, which will be paid on January 15, 2018 to shareholders of record as of December 29, 2017. As previously announced, the Board intends to declare a second special cash distribution in the amount of $0.10125 per share to shareholders of record on a date within six months after the date of the Listing.

The payment of any regular or special cash distributions is subject to restrictions under applicable law and is within the sole discretion of the Board, and therefore, there can be no assurance as to the amount or timing of any such future distribution.

Executive Officers

In connection with, and as a condition to, the closing of the KKR Credit and CFA Transaction, each of Thomas Sittema (Chief Executive Officer), Chirag Bhavsar (Chief Financial Officer and Chief Operating Officer) and Kirk Montgomery (General Counsel, Chief Compliance Officer and Secretary) resigned from their respective executive officer positions with the Company, effective upon the Listing. Also in connection with, and as a condition to, the closing of the KKR Credit and CFA Transaction, Thomas Sittema resigned from the Board, effective upon the Listing. None of the foregoing resignations were the result of disagreement on any matter relating to the Company’s operations, policies or practices.

In addition, effective upon the Listing, the following individuals, each of whom is affiliated with KKR Credit, were appointed by the Board to serve in the following offices of the Company: Todd C. Builione, age 43 (Chief Executive Officer), Daniel Pietrzak, age 42 (Chief Investment Officer), Ryan L.G. Wilson, age 40 (Chief Operating Officer), Thomas N. Murphy, age 51 (Chief Financial Officer) and Philip Davidson, age 34 (General Counsel and Secretary).

There are no arrangements or understandings between any of Messrs. Builione, Pietrzak, Wilson, Murphy or Davidson and any other person pursuant to which any of the foregoing was selected to serve as an executive officer of the Company. In addition, there are no family relationships between any of Messrs. Builione, Pietrzak, Wilson, Murphy and Davidson and any director or officer of the Company.

The Company does not pay any compensation to any of the Company’s executive officers. Accordingly, none of Messrs. Builione, Pietrzak, Wilson, Murphy and Davidson will receive any compensation from the Company for their service as officers of the Company. In addition, none of Messrs. Builione, Pietrzak, Wilson, Murphy and Davidson have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical information with respect to each of Messrs. Builione, Pietrzak, Wilson, Murphy and Davidson is set forth in Proposal 3 in the Proxy Statement and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Third Amended and Restated Articles of Incorporation, dated November 14, 2017

3.2	Third Amended and Restated Bylaws, dated November 14, 2017

10.1	New Advisory Agreement, dated November 14, 2017

10.2	New Administrative Services Agreement, dated November 14, 2017

99.1	Press release, dated November 13, 2017
99.2	Press release, dated November 14, 2017

Additional Information and Where to Find It

The disclosure in this report is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The Listing-Related Tender Offer described herein is being made only pursuant to the Tender Offer Materials. The full details of the Listing-Related Tender Offer, including complete instructions on how to tender shares of common stock, is included in the Tender Offer Materials, which the Company has filed with the SEC. Shareholders are urged to carefully read the Tender Offer Materials because they contain important information, including the terms and conditions of the Listing-Related Tender Offer. The Tender Offer Materials, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the Company at 555 California Street, 50th Floor, San Francisco, California 94104 (telephone number (415) 315-3620). Questions and requests for assistance by shareholders may be directed to Broadridge, Inc., the information agent for the Listing-Related Tender Offer, at (855) 793-5068 (Toll Free).

Forward Looking Statements

The information in this report may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include the ability of the Company to complete the Listing-Related Tender Offer, the price at which the Company’s shares of common stock may trade on the NYSE, which may be higher or lower than the purchase price in the Listing-Related Tender Offer, and such other factors that are disclosed in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 20, 2017. The Company undertakes no obligation to update such statements to reflect subsequent events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC. a Maryland corporation

Date: November 14, 2017	By:	/s/ Philip Davidson
Philip Davidson General Counsel and Secretary